UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ADVANCED MAGNETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MAGNETICS, INC.
125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts 02140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 6, 2007

The Annual Meeting of Stockholders of Advanced Magnetics, Inc. will be held at our principal executive offices at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140 on Tuesday, February 6, 2007 at 10:00 a.m., local time, to consider and act upon the following matters:

1.                 To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.                 To approve our 2006 Employee Stock Purchase Plan; and

3.                 To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on December 11, 2006 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal executive offices for ten days prior to the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting.

By Order of the Board of Directors

MARLENE KAPLAN GOLDSTEIN,
Secretary

Cambridge, Massachusetts
December 21, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. DO NOT SEND ANY CERTIFICATES WITH YOUR PROXY CARD. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED FORM FOR INSTRUCTIONS.

ADVANCED MAGNETICS, INC.
125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts 02140

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

To Be Held On February 6, 2007

THE ANNUAL MEETING

Our Board of Directors is soliciting proxies for use at the Annual Meeting to be held at our principal executive offices at 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140 on Tuesday, February 6, 2007 at 10:00 a.m., local time, and at any adjournment of the Annual Meeting. This proxy statement explains the agenda, voting information and procedures. Please read it carefully.

At the Annual Meeting, a proposal to elect Messrs. Jerome Goldstein, Michael D. Loberg, Michael Narachi, Brian J.G. Pereira, Davey S. Scoon, Mark Skaletsky and Ron Zwanziger as directors will be subject to a vote of stockholders. In addition, a proposal to approve our 2006 Employee Stock Purchase Plan will be subject to a vote of stockholders.

In this proxy statement, references to “the Company,” “Advanced Magnetics,” “we,” “us,” or “our” mean Advanced Magnetics, Inc.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

December 11, 2006 was the record date for the determination of stockholders entitled to attend and vote at the Annual Meeting. December 11, 2006 is referred to in this proxy statement as “the Record Date.”

HOW MANY VOTES DO I HAVE?

Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

WHAT MATERIALS SHOULD I BE RECEIVING IN CONNECTION WITH THE MEETING?

Our Annual Report, including audited financial statements for the fiscal year ended September 30, 2006, is being mailed to you along with this proxy statement. This proxy statement and accompanying form of proxy was first mailed to stockholders on or about December 21, 2006.

In order to reduce printing and postage costs, ADP Investor Communication Services (“ADP”), which handles the mailing of our Annual Report and proxy materials to those who hold our shares through a broker or bank or in “street name,” has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders who hold their shares in street name and who share the same address. This delivery method, called “householding,” is not being used however, if ADP has received contrary instructions from one or more of our stockholders who share an address. We do not provide for householding directly for stockholders of record.

If your household has received only one Annual Report and one proxy statement, Advanced Magnetics will promptly deliver a separate copy of the Annual Report and the proxy statement at no charge to any stockholder who sends a written request to Investor Relations, c/o Advanced Magnetics, Inc., 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts, 02140 or calls our Investor Relations Department at (617) 498-3300 and requests a separate copy. You may also notify ADP that you would like to receive separate copies of our Annual Report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of our Annual Report and proxy statement, you may request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. As of the Record Date, there were 11,961,288 shares of our common stock outstanding, which does not include 2,103,000 shares of common stock issued by us on December 13, 2006 in connection with the closing of a public offering of our common stock. These 2,103,000 shares of common stock are not entitled to vote at the Annual Meeting. For purposes of determining whether a quorum exists, votes withheld from any nominee, abstentions and broker “non-votes” (described below) are counted as present or represented.

HOW DO I VOTE BY PROXY?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

Where you have specified a choice on the accompanying proxy card with respect to the proposals, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of the proposals.

If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

WHAT IF I GET MORE THAN ONE PROXY CARD?

This means that you have more than one account at the transfer agent and/or with a broker. Please sign and return all proxy cards to be sure that all of your shares are voted.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A large number of banks and brokerage firms are participating in ADP’s online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

If your shares are held by your broker in “street name,” you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting, as described above.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN “STREET NAME”?

Most brokers would be permitted to vote your shares with respect to the election of directors even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. There are, however, certain matters, such as the proposed approval our 2006 Employee Stock Purchase Plan, with respect to which brokers do not have such discretionary authority. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because it did not have discretionary authority to do so and did not receive specific voting instructions from the beneficial owner. Such “non-votes” will be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change your vote at any time before the proxy is exercised by delivering written notice to the Secretary of the Company “revoking” your earlier vote, submitting to our transfer agent a properly completed and signed proxy card with a later date or voting in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on December 11, 2006, the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

For the election of directors.   Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum.

For the approval of our 2006 Employee Stock Purchase Plan.   The affirmative vote of the holders of a majority of the shares of common stock present or represented, and voting, at the Annual Meeting is required for approval of our 2006 Employee Stock Purchase Plan. Abstentions and broker “non-votes” are not considered to have been voted “for” or “against” this proposal and have the practical effect of reducing the number of affirmative votes required to approve the approval of the plan.

For other matters.   The affirmative vote of the holders of a majority of the shares of common stock present or represented, and voting, at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the Annual Meeting. Abstentions and broker “non-votes” are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. At present, the Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting.

HOW IS THE COMPANY SOLICITING PROXIES AND TABULATING VOTES?

We will bear all costs of solicitation of proxies. In addition, we have retained Georgeson Shareholder to assist us in the mailing and distribution of our proxy materials for the Annual Meeting. We have agreed to pay approximately $1,500 to Georgeson Shareholder for such proxy solicitation services. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names.

Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar of the Company.

WHAT IS THE DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS?

If you wish to submit proposals to be included in our fiscal year 2007 proxy statement, we must receive such proposals at our principal executive offices not later than August 23, 2007. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested, attention: General Counsel and Vice President of Legal Affairs.

The deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is November 6, 2007. If you wish to present a proposal, but you fail to notify us by the close of business on November 6, 2007, you will not be entitled to present the proposal at the meeting. Under the rules of the Securities and Exchange Commission, or SEC, the persons chosen by us to serve as proxies will be permitted to exercise their discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the next annual meeting of stockholders if notice concerning proposal of such matter is not received on or prior to November 6, 2007. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested, attention: General Counsel and Vice President of Legal Affairs.

STOCK OWNERSHIP

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS OWN?

The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, “beneficial ownership” includes those shares a person or entity has the power to vote or transfer, and stock options, restricted stock units, and similar rights that are exercisable currently or within 60 days of the Record Date. As of the Record Date, there were 11,961,288 shares of our common stock outstanding, which does not include 2,103,000 shares of common stock issued by us on December 13, 2006 in connection with the closing of a public offering of our common stock. If these 2,103,000 shares were to be included in the following table, no person would own beneficially more than 5% of our common stock. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

•       each person known by us to own beneficially more than 5% of our common stock;

•       each of our directors;

•       each of our executive officers listed in the Summary Compensation Table, otherwise know as the Named Executive Officers; and

•       all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Dmitry Balyasny(2) 181 West Madison, Suite 3600 Chicago, IL 60602	654,200	5.5%
Marlene Kaplan Goldstein(3)(4)(5)	641,412	5.4%
Steven A. Cohen(6) 72 Cummings Point Road Stamford, CT 06902	615,000	5.1%
Jerome Goldstein(3)(4)(7)	605,469	5.1%
Adage Capital Advisors, L.L.C.(8) 200 Clarendon Street, 52nd Floor Boston, MA 02116	600,600	5.0%
Brian J.G. Pereira, MD(9)	292,275	2.4%
Mark Skaletsky(10)	33,834	*
Michael D. Loberg, Ph.D.(11)	21,834	*
Joseph L. Farmer(12)	12,000	*
Michael N. Avallone(13)	4,250	*
Michael Narachi	—	*
Davey S. Scoon	—	*
Ron Zwanziger	—	*
All directors and executive officers as a group (9 persons)(14)	1,212,285	9.9%

                 * Less than 1%.

       (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140.

       (2) Based solely upon a Schedule 13G filed with the SEC on April 10, 2006. Includes 28,522 shares beneficially owned by Atlas Master Fund, Ltd. Also includes 183,912 shares held by Visium Balanced Fund, LP, 38,321 shares beneficially owned by Visium Long Bias Fund, LP, 260,570 shares beneficially owned by Visium Balanced Offshore Fund, Ltd., and 142,875 shares beneficially owned by Visium Balanced Long Bias Fund, Ltd. (collectively, the “Visium Entities”). Visium Capital Management, LLC is the investment advisor to each of the Visium Entities. Atlas Global, LLC, Atlas Global Investments, Ltd. and Atlas Global Investments II, Ltd. own the equity interests in Atlas Master Fund, Ltd. (collectively, the “Atlas Entities”). Balyasny Asset Management, L.P. is the sole managing member of Atlas Global, LLC, is the investment advisor to each of the Atlas Entities, and is the investment subadvisor to each of the Visium Entities. Mr. Balyasny is the sole managing member of the general partner of Balyasny Asset Management.

       (3) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims beneficial ownership of shares held by the other.

       (4) Includes 30,400 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein, and Mr. and Ms. Goldstein’s adult children, each of whom share voting and investment power and each disclaims beneficial ownership of such shares.

       (5) Includes 240,452 shares held in Ms. Goldstein’s grantor retained annuity trusts for which Ms. Goldstein’s spouse is one of the trustees and another 240,452 shares held in Jerome Goldstein’s grantor retained annuity trusts, for which Ms. Goldstein is one of the trustees and has shared voting and investment power. Does not include 94,165 shares held directly by Jerome Goldstein.

       (6) Based solely upon a Schedule 13G filed with the SEC on March 31, 2006. CR Intrinsic Investments, LLC is the beneficial owner of 225,000 shares, and Sigma Capital Associates LLC is the beneficial owner of 390,000 shares. Pursuant to an investment management agreement, CR Intrinsic Investors, LLC maintains investment and voting power with respect to the securities held by CR Intrinsic Investments, LLC. Pursuant to an investment management agreement, Sigma Capital Management, LLC maintains investment and voting power with respect to securities held by Sigma Capital Associates, LLC. Mr. Cohen controls each of CR Intrinsic Investors, LLC and Sigma Capital Management, LLC.

       (7) Includes 240,452 shares held in Mr. Goldstein’s grantor retained annuity trusts for which Mr. Goldstein’s spouse is one of the trustees and another 240,452 shares held in Marlene Goldstein’s grantor retained annuity trusts, for which Mr. Goldstein is one of the trustees and has shared voting and investment power. Does not include 130,108 shares held directly by Mr. Goldstein’s spouse.

       (8) Based solely upon a Schedule 13G filed with the SEC on October 25, 2006. Adage Capital Partners, L.P. (“ACP”) directly owns 600,600 shares. Adage Capital Partners GP, L.L.C. (“ACPGP”) is the General Partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Phillip Gross and Robert Atchinson are managing members of ACA. ACP has the power to dispose of and the power to vote the shares beneficially owned by it, which power may be exercised by its General Partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the shares owned by ACP.

       (9) Includes 268,333 shares issuable to Dr. Pereira pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 5,000 shares issuable to Dr. Pereira pursuant to restricted stock units currently vested or which will become vested within 60 days of the Record Date.

(10) Comprised of 33,834 shares issuable to Mr. Skaletsky pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(11) Comprised of 21,834 shares issuable to Dr. Loberg pursuant to options exercisable within 60 days of the Record Date.

(12) Comprised of 12,000 shares issuable to Mr. Farmer pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(13) Comprised of 4,250 shares issuable to Mr. Avallone pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(14) Includes 511,304 shares held in trusts and charitable foundations, 340,251 shares issuable pursuant to options currently exercisable or exercisable within 60 days of the Record Date, and 5,000 shares issuable pursuant to restricted stock units currently vested or which will become vested within 60 days of the Record Date.

PROPOSAL I: ELECTION OF DIRECTORS

You are being asked to vote for seven directors at this Annual Meeting. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect. Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

Each director elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

Jerome Goldstein, age 67, has been a director since 1981. Mr. Goldstein is a founder of the Company and has been Chairman of the Board of Directors and Treasurer since the Company’s incorporation in November 1981. He also served as our Chief Executive Officer from the Corporation’s incorporation until November 2006 and as our President from the Company’s incorporation until June 1997 and from February 2001 to November 2005. Mr. Goldstein also was a co-founder of Clinical Assays, Inc., serving from 1972 to 1980 as Vice President and then as President.

Michael D. Loberg, Ph.D., age 59, has been a director since 1997. Dr. Loberg served as Chief Executive Officer and a member of the Board of Directors of NitroMed, Inc. from September 1997 to March 2006 and as President of NitroMed, Inc. from September 2003 to March 2006. Prior to 1997, he served for twenty years in various senior management positions at Bristol-Myers Squibb Company, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

Michael Narachi, age 47, has been a director since November 2006. Mr. Narachi has served as Chairman of the Board of Naryx Pharma, Inc. since August 2004. In 2003, Mr. Narachi retired as an officer and Vice President of Amgen Inc., where he served as General Manager of Amgen’s Anemia Business from 1999 to 2003. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, UK; VP of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and VP, Licensing and Business Development. Mr. Narachi received a BS and MA degree in Molecular Genetics from the University of California at Davis in 1984. He received an MBA from the Anderson Graduate School of Management at University of California, Los Angeles.

Brian J.G. Pereira, M.D., age 48, has been a director since July 2004. Dr. Pereira was elected Chief Executive Officer of the Company in November 2006 and President of the Company in November 2005. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center from October 2001 to November 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of the National Kidney Foundation, Wellbound Inc., and Satellite Health Care Inc. In addition, Dr. Pereira is a member of the advisory boards of Amgen, Inc. and Sigma-Tau Pharmaceuticals, Inc. along with several other organizations. Dr. Pereira graduated from St. John’s Medical College, Bangalore, India and received his MBA from Kellogg Business School, Northwestern University.

Davey S. Scoon, C.P.A., age 60, has been a director since December 2006. Mr. Scoon serves as Non-Executive Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He also serves as a member of the Board of Directors of Nitromed, Inc. and as Chairman of the Board of Allianz Mutual Funds. He is also an Adjunct Assistant Professor at Tufts University School of Medicine. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom’s of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S. and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) as Executive Vice President and Chief Operating Officer. Mr. Scoon holds a B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School.

Mark Skaletsky, age 58, has been a director since November 2003. Mr. Skaletsky has been President, Chairman and Chief Executive Officer of Trine Pharmaceuticals, Inc. (f/k/a Essential Therapeutics, Inc.) since March 2001. From 1993 to 2000, Mr. Skaletsky was the President and Chief Executive Officer of GelTex Pharmaceuticals, Inc., which was acquired by Genzyme Corporation in 2000. Prior to that, he served as Chairman and Chief Executive Officer of Enzytech, Inc. and as President and Chief Operating Officer of Biogen, Inc. Mr. Skaletsky serves on the Board of Directors of ImmunoGen, Inc., Alkermes, Inc. and Targacept, Inc., is a member of the Board of Trustees of Bentley College and also serves on its Board of Directors and is the former Chairman of the Biotechnology Industry Organization.

Ron Zwanziger, age 52, has been a director since November 2006. Mr. Zwanziger has served as Chairman and Chief Executive Officer of Inverness Medical Innovations, Inc. since 2001. From 1992 to 2001, he served in the same capacity at Inverness Medical Technology, Inc., a consumer-focused company he founded that developed proprietary technologies and manufacturing processes. From 1981 to 1991, Mr. Zwanziger was Chairman, CEO and Founder of Medisense, Inc. Mr. Zwanziger received his undergraduate degree from Imperial College in 1975 and an MBA from the Harvard Business School in 1981.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET IN FISCAL 2006 AND HOW MANY OF THE DIRECTORS ARE INDEPENDENT?

The Board of Directors met 10 times during the fiscal year ended September 30, 2006 and took action by unanimous written consent twice. With the exception of Dr. Loberg, who attended 70% of the meetings of the full Board and who was unable to attend the sole meeting of the Nominating Committee, each director attended at least 75% of the meetings of the Board and of the committees of the Board on which he served. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our directors attended the annual meeting for the fiscal year ended September 30, 2005. Other than Mr. Goldstein and Dr. Pereira, each director is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of independent judgment.

In addition, our independent directors meet regularly and at least annually in executive session without the presence of non-independent directors and management.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

Under our by-laws, our Board of Directors may designate committees composed of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law.

Our Board has a standing Audit Committee, currently composed of Davey S. Scoon (Chair), Michael D. Loberg and Mark Skaletsky, each of whom is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. During the fiscal year ended September 30, 2006, the Audit Committee was composed of Sheldon L. Bloch (Chair), Edward B. Roberts and Michael D. Loberg, each of whom was “independent” defined in the listing standards of the NASDAQ Global Market and SEC rules. Our Board has adopted a charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. The Audit Committee charter is also available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. Our Board has determined that each of Messrs. Scoon and Skaletsky and Dr. Loberg qualifies as an “audit committee financial expert” as defined by SEC regulations. Among other duties, the Audit Committee evaluates and selects our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal control over financial reporting with management and the auditors. The Audit Committee also supervises the relationship between the Company and our outside auditors, reviews and authorizes the scope of both audit and non-audit services and related fees, and evaluates the independence of the outside auditors. The Audit Committee is empowered to engage such independent advisors, including external consultants, as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee conducted seven formal meetings and acted by unanimous written consent once during the fiscal year ended September 30, 2006.

In January 2006, our Board established a Compensation Committee, which is currently composed of Messrs. Skaletsky (Chair), Narachi and Zwanziger, each of whom is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. During the fiscal year ended September 30, 2006, the Audit Committee was composed of Messrs. Skaletsky (Chair) and Bloch and Dr. Loberg, each of whom was “independent” defined in the listing standards of the NASDAQ Global Market and SEC rules. Our Board adopted a charter for the Compensation Committee in January 2006, which was subsequently amended by the Board in November 2006. The current charter of the Compensation Committee is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. Our Board has determined that each of the members of the Compensation Committee is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. Among other duties, the Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of the Company’s executive officers. These responsibilities include the authority to review, negotiate, authorize and approve the recruitment, hiring and compensation for any executive officer of the Company and any other officer of the Company with a title of Senior Vice President or higher. The Compensation Committee also has the authority to review and recommend to the full Board for approval, but not approve, the compensation of the Executive Chairman, Chief Executive Officer, President or any other officer position which was not provided for in a Board-approved budget, which must be approved by all independent members of the Board. The Compensation Committee is authorized to administer and make awards under the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans. The Compensation Committee also has the authority to review and make recommendations to the full Board with respect to incentive compensation plans and director compensation plans. The Compensation Committee is empowered to engage such independent advisors, including any compensation consultants, as it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee conducted four formal meetings and acted by unanimous written consent twice during the fiscal year ended September 30, 2006. Prior to January 2006, our Board did not have a standing compensation committee, however, the non-employee directors, including Messrs. Bloch and Skaletsky and Drs. Loberg, Roberts, and Theodore I. Steinman, met apart from management and performed similar functions during a portion of the fiscal year prior to the formation of the Compensation Committee.

Our Board has established a Nominating Committee, which is currently composed of Messrs. Narachi, Scoon, Skaletsky, and Zwanziger and Dr. Loberg, each of whom is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules. Our Board has adopted a charter for the Nominating Committee, and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. The responsibilities of our Nominating Committee include the identification of individuals qualified to become members of our Board and selecting or recommending the director nominees for each annual meeting of stockholders or when vacancies occur. The Nominating Committee conducted one formal meeting during the fiscal year ended September 30, 2006. In addition, a director search sub-committee of the Nominating Committee met numerous times during the fiscal year to interview, review and evaluate candidates for potential nomination as directors. The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating Committee made during a formal committee meeting and subsequent full Board meetings in November and December 2006.

In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, including: intelligence; personal integrity and sound judgment; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. In seeking candidates for directors, members of our Nominating Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, and/or engage a professional search firm.

Our Board has also established a Qualified Legal Compliance Committee within the meaning of the rules of the SEC that is responsible for the receipt, retention and consideration of reports from our legal counsel of material violations of law by the Company’s directors, officers, employees or agents. The committee, which is currently composed of Messrs. Narachi, Scoon, Skaletsky and Zwanziger and Dr. Loberg, did not meet during the fiscal year ended September 30, 2006.

CAN STOCKHOLDERS MAKE RECOMMENDATIONS FOR NOMINEES AS DIRECTORS?

Our Nominating Committee will consider candidates for nominees as directors who are recommended by stockholders. A stockholder wishing to make a recommendation of a nominee for the Company with respect to the 2008 annual meeting of stockholders should write to our General Counsel and Vice President of Legal Affairs at our principal executive offices, 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140, no later than November 6, 2007. Such communication should (1) describe why the candidate meets the Board’s criteria described above; (2) include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; and (3) include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected. The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating Committee.

We have not received any stockholder recommendations or nominations with respect to the Annual Meeting, except the nominations made by the Nominating Committee, which includes members who are stockholders. During fiscal 2006, the Nominating Committee engaged the firm of Levin & Company, Inc. of Boston, Massachusetts to assist in the identification, recruitment and evaluation of candidates for election to our Board, including Messrs. Narachi, Zwanziger and Scoon. We paid Levin & Company a total of $75,000 in three equal installments over the course of sixty days, plus reimbursement for normal and reasonable out-of-pocket expenses in exchange for its services. In addition, if the Nominating Committee recommends additional candidates identified by Levin & Company for election to the Board over the next three years, we are required to pay Levin & Company an additional $50,000 for each such candidate.

HOW CAN I COMMUNICATE WITH THE BOARD?

Our Board believes it is important for stockholders to send communications to the Board of Directors. Accordingly, any stockholder who desires to communicate with our independent directors or any other directors, individually or as a group, may do so by e-mailing the party to whom the communication is intended at contactus@advancedmagnetics.com or by writing to the party for whom the communication is intended, care of our General Counsel and Vice President of Legal Affairs, at our principal executive offices, 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140. Our General Counsel will then deliver any communication to the appropriate party or parties.

HOW ARE THE COMPANY’S DIRECTORS COMPENSATED?

During the fiscal year ended September 30, 2006 prior to February 7, 2006, we paid cash compensation to the non-employee members of the Board for each member’s service as follows: (1) a retainer of $2,000 per quarter for service as a director; (2) a fee of $1,000 for participation in certain committee meetings, including Audit Committee meetings; and (3) an additional fee of $1,000 annually for service as the Chairman of the Audit Committee.

On February 7, 2006, our Board of Directors voted to increase the cash and equity compensation paid to non-employee directors. Effective February 7, 2006, each non-employee director received a quarterly retainer of $4,000. A non-employee was required to attend at least three of four regularly scheduled meetings during the prior fiscal year to earn the full $4,000 quarterly fee. If a non-employee director attended less than three of the four regularly scheduled meetings in the prior fiscal year, the quarterly fee would be reduced for the current fiscal year by $1,000 for each missed meeting after the first missed meeting. In addition, members of the Company’s Compensation Committee and the Company’s Audit Committee were paid an additional fee of $1,000 per meeting of such committees. The Chairperson of each of the Compensation Committee and the Audit Committee, Messrs. Skaletsky and Bloch, respectively, received an additional annual retainer fee of $2,000.

On November 7, 2006, after engaging an independent compensation advisor and upon the recommendation of the Compensation Committee, our Board again voted to revise the cash compensation structure for the non-employee members of the Board, effective immediately, as follows: (1) each non-employee director will receive an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments; (2) the members of the Compensation Committee, other than the Chairman, will be paid an additional aggregate annual retainer fee of $5,000, payable in four equal quarterly installments; (3) the Chairman of the Compensation Committee, currently Mr. Skaletsky, will receive an additional aggregate annual retainer fee of $10,000, payable in four equal quarterly installments; (4) the members of the Audit Committee, other than the Chairman, will be paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments; and (5) the Chairman of the Audit Committee, currently Mr. Scoon, will receive an additional aggregate annual retainer fee of $10,000, payable in four equal quarterly installments.

In addition to the foregoing cash compensation, on November 1, 2005, November 2, 2004 and November 4, 2003, each non-employee member of the Board of Directors was granted an immediately exercisable option to purchase 8,000 shares of our common stock under the terms of our Amended and Restated 2000 Stock Plan pursuant to an annual automatic option grant plan adopted by the Board in 2003. Non-employee directors then in office were also expected to receive an immediately exercisable option to purchase 8,000 shares of common stock on the first Tuesday in November 2006 pursuant to this plan. On February 7, 2006, the Board of Directors also granted options to purchase 2,000 shares of common stock to each non-employee director under the Company’s Amended and Restated 2000 Stock Plan. These options were fully vested upon grant. In addition, in February 2006, the Board voted to increase the automatic option grant to be made to non-employee directors in November 2006 from an immediately exercisable option to purchase 8,000 shares to an immediately exercisable option to purchase 10,000 shares, which was subsequently amended as described below.

On November 7, 2006, after engaging an independent compensation advisor and upon the recommendation of the Compensation Committee, our Board voted to revise the existing plan for awarding options to non-employee directors. As revised, the director compensation plan provides that on the first Tuesday of each November, each non-employee director will be granted an option to purchase $100,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan. These options will vest in full on the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements. In lieu of the foregoing annual grant for the first year of service on the Board, each newly-elected non-employee director will be granted an option to purchase $250,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan on the date such director is elected to the Board. These options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten-year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements. In accordance with the foregoing plan, in lieu of an immediately exercisable option to purchase 10,000 shares, on November 7, 2006, each non-employee director, including Messrs. Bloch and Skaletsky and Drs. Loberg, Steinman and Roberts, was granted a fully-vested option to purchase 3,834 shares of common stock at an exercise price equal to $41.16. In addition, on November 7, 2006, each of Messrs. Narachi and Zwanziger each were granted an option to purchase 8,801 shares of common stock at an exercise price equal to $41.16, with such option vesting in equal annual installments over a four year period. In addition, on December 1, 2006, Mr. Scoon was granted an option to purchase 6,128 shares of common stock at an exercise price equal to $59.10, with such option vesting in equal annual installments over a four year period.

The exercise price of all options granted to our non-employee directors under the Amended and Restated 2000 Stock Plan was and will be the fair market value of our common stock on the close of business on the date the option was or is to be granted (subject to adjustment for any stock dividend, stock split or other relevant change in our capitalization).

Directors are also eligible for additional discretionary option and other equity-based grants under the terms of our 2000 Stock Plan.

Dr. Pereira served as a non-employee director of the Company until November 2005. Dr. Pereira did not receive any cash payments, but he was granted an immediately exercisable option to purchase 8,000 shares of common stock at an exercise price equal to $8.98 per share during the 2006 fiscal year as compensation for his service as a non-employee director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as “Reporting Persons,” to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended September 30, 2006, and written representations from our directors and executive officers who served in such capacity during the fiscal year ended September 30, 2006, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended September 30, 2006, except that Mr. Farmer, our General Counsel and Vice President of Legal Affairs, filed a Form 4 two days late due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lisa Gordon, the daughter of Jerome Goldstein, our Executive Chairman, was employed by us as Vice President of Business Development and Strategy and Director of Investor Relations through the fiscal year ended September 30, 2006. Ms. Gordon received gross wages of approximately $171,578 during fiscal 2006. Ms. Gordon was also eligible for employee benefits plans and programs available generally to all salaried employees, including option grants, group term life insurance, and an annual company 401(k) matching contribution of $2,000.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•       any breach of their duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•       any transaction from which the director derived an improper personal benefit.

This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state laws.

In addition, our directors are parties to indemnification agreements that provide specific contractual assurance that the indemnification protection promised by our Certificate of Incorporation and by-laws will be available.

Also, as permitted by our Certificate of Incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any liability arising out of their actions in that capacity, regardless of whether our Certificate of Incorporation would otherwise permit indemnification for that liability.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Ethics applicable to all of our employees and directors and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. On November 7, 2006, our Board of Directors voted to amend our Code of Ethics to make certain minor changes to conform it to the listing requirements of the NASDAQ Global Market. Any amendments to or waivers of the Code of Ethics that apply to the Company’s principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term “code of ethics,” as that term is defined by the SEC, will be posted on our website at the address above.

EXECUTIVE OFFICERS

HOW WERE THE COMPANY’S EXECUTIVE OFFICERS COMPENSATED IN FISCAL YEAR 2006?

Summary of Executive Compensation

The following table sets forth the annual and long-term compensation of each of the Named Executive Officers for each of the fiscal years ended September 30, 2006, 2005 and 2004:

SUMMARY COMPENSATION TABLE(1)

	Annual Compensation(1)				Long-Term Compensation Awards(2)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(3)	Other Annual Compensation($)(4)	Securities Underlying Options/SARs(#)		Restricted Stock Unit Awards($)		All Other Compensation($)(5)
Jerome Goldstein(6)	2006	347,932	100,000	—	—		—		2,000
Executive Chairman	2005	334,339	—	—	—		—		2,000
and Treasurer	2004	326,621	—	—	—		—		2,000
Brian J.G. Pereira MD(7)	2006	343,877	100,000	12,350	358,000	(8)	399,600	(9)	2,000
Chief Executive Officer	2005	N/A	N/A	N/A	N/A		N/A		N/A
and President	2004	N/A	N/A	N/A	N/A		N/A		N/A
Michael N. Avallone(10)	2006	132,464	15,362	—	9,000		—		2,000
Chief Financial Officer and	2005	126,743	—	—	4,000		—		2,000
Vice President of Finance	2004	21,034	—	—	10,000		—		—
Joseph L. Farmer(11)	2006	177,117	20,559	—	6,250		150,000	(12)	2,000
General Counsel and Vice	2005	98,654	—	—	38,000		—		2,000
President of Legal Affairs	2004	N/A	N/A	N/A	N/A		N/A		N/A

             (1)  Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

             (2)  We did not grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended September 30, 2006, 2005 and 2004.

             (3)  Represents the dollar value of the bonus earned by each of the Named Executive Officers during the fiscal year ended September 30, 2006. The amount of each such bonus, although earned with respect to the fiscal year ended September 30, 2006, was not determined, expensed or paid out as of September 30, 2006.

             (4)  Comprised of a $1,200 monthly automobile allowance paid by the Company in cash per the terms of Dr. Pereira’s Employment Agreement with the Company.

             (5)  Represents amount contributed by the Company for the benefit of such individual to our 401(k) plan.

             (6)  Mr. Goldstein retired as Chief Executive Officer and became Executive Chairman on November 7, 2006.

             (7)  Dr. Pereira joined the Company as President in November 2005. He was appointed Chief Executive Officer on November 7, 2006.

             (8)  Includes 8,000 fully-vested options granted to Dr. Pereira on November 1, 2005 as compensation for his service as a non-employee director prior to his joining the Company as President on November 22, 2005.

             (9)  Dr. Pereira was granted 20,000 restricted stock units on February 7, 2006. Such restricted stock units vest in four equal annual installments on each of the first four anniversaries of the date of grant. In the event the Company terminates Dr. Pereira’s employment “without cause” or he terminates his employment for “good reason” as defined in Dr. Pereira’s employment agreement, such restricted stock units will automatically become exercisable in full. In addition, such restricted stock units will also become immediately exercisable in full upon the consummation of a “change of control” as defined in Dr. Pereira’s restricted stock unit agreements.

        (10)  Mr. Avallone joined the Company in July 2004.

        (11)  Mr. Farmer joined the Company in February 2005.

        (12)  Mr. Farmer was granted 6,000 restricted stock units on May 22, 2006. Such restricted stock units vest in four equal annual installments on each of the first four anniversaries of the date of grant.

401(k) Plan

We have adopted a 401(k) plan. Participants in our 401(k) plan may contribute a portion of their total annual compensation, not to exceed the specified statutory limit. The 401(k) plan permits, but does not require, us to make contributions to the 401(k) plan on behalf of our employees. Our current practice is to match every dollar of an employee’s contributions up to the first 6% of an employee’s compensation with a total maximum matching contribution of $2,000 per year. The Company match vests over a five year period. In December 2006, we amended our 401(k) plan effective January 1, 2007 to provide, among other things, for a company matching contribution of 3% of each employee’s base salary. All contributions to the 401(k) plan by or on behalf of employees are subject to the aggregate annual limits prescribed by Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, collectively referred to as the Code.

Employment Agreements

On November 16, 2005, Dr. Brian J.G. Pereira became President of the Company and on November 22, 2005, the Company entered into a three-year employment agreement with Dr. Pereira. Under the terms of the employment agreement, the Company agreed to pay Dr. Pereira an annual salary of $400,000 per year, subject to adjustment at the discretion of the Board. In addition, Dr. Pereira is eligible to earn an annual bonus of up to $100,000 per year upon the achievement of certain performance goals determined by the Company’s Chief Executive Officer. The employment agreement also provides Dr. Pereira with a monthly automobile allowance of $1,200. Under the terms of the employment agreement, Dr. Pereira will receive one month of severance pay for each month of his employment with the Company up to a maximum of twelve months in the event the Company terminates his employment without “cause,” as defined in the agreement or he resigns for “good reason,” as defined in the agreement. The severance period will begin to decrease on the second anniversary of his employment so that for every full month of employment during the final year of the employment agreement the severance period will be reduced by one month. Therefore, as of the third anniversary of employment, all severance payment obligations to Dr. Pereira shall have terminated. The Company also agreed to provide Dr. Pereira with a ten-year term life insurance policy in the face amount of $2 million for the benefit of persons designated by Dr. Pereira. The Company paid an annual premium for such policy of approximately $5,600 in fiscal 2006.

In connection with his election as President, the Board also granted Dr. Pereira options to purchase 250,000 shares of common stock under the terms of the 2000 Stock Plan at an exercise price of $9.10, the fair market value of a share of our common stock on the date of grant. The options were exercisable with respect to 100,000 shares immediately upon grant, and the options become exercisable with respect to an additional 50,000 shares on each of the first, second and third anniversaries of the grant date. Options exercisable for 43,956 shares were granted as “incentive stock options”, which are eligible for tax benefits if certain requirements are met, and balance of the options were granted as “non-qualified stock options.” In the event the Company terminates Dr. Pereira’s employment without cause or he terminates his employment for good reason, the options will automatically become exercisable in full with respect to all 250,000 shares. The options will also become immediately exercisable in full upon the consummation of a “change of control,” as defined in Dr. Pereira’s option agreements. In addition, the Board agreed to grant Dr. Pereira an additional option to purchase 100,000 shares of common stock subject to approval of the amendment and restatement of the 2000 Stock Plan at the next annual meeting of stockholders, at an exercise price equal to the fair market value of our common stock on the date of grant so long as Dr. Pereira is still employed by the Company at that time. Such option would be exercisable in equal annual installments over three years.

On February 7, 2006, the Company entered into a three-year employment agreement with Jerome Goldstein, the then Chairman and Chief Executive Officer of the Company. Under the terms of the employment agreement, Mr. Goldstein will receive an initial annual salary of $345,560 and one year of severance pay in the event his employment is terminated for any reason within one year following a “change of control” as defined in the employment agreement.

On November 7, 2006, Jerome Goldstein retired as Chief Executive Officer of the Company and assumed the role of Executive Chairman, effective immediately. Mr. Goldstein will continue to serve as Treasurer of the Company. On November 7, 2006, Brian J.G. Pereira, MD was appointed the Company’s Chief Executive Officer. Dr. Pereira will continue to serve as the Company’s President. On November 7, 2006, Dr. Pereira’s potential bonus with respect to fiscal 2007 was determined by the Board. He will be eligible to receive a bonus of up to 75% percent of his annual base salary at the discretion of the Company’s Board of Directors, based on the achievement of set performance goals. The respective employment agreements between Mr. Goldstein and Dr. Pereira and the Company will be amended to reflect their respective revised titles, responsibilities and compensation.

On February 7, 2006, the Company entered into a three-year employment agreement with Mr. Farmer. Under the terms of the employment agreement, Mr. Farmer will receive one year of severance pay in the event his employment is terminated for any reason within one year following a “change of control” as defined in the employment agreement. In addition, the agreement provides that Mr. Farmer will receive a one-time cash bonus of $100,000 upon the consummation of an acquisition if the definitive agreement relating to such change of control was entered into during calendar 2006.

On February 7, 2006, the Board adopted a policy that provides each executive officer of the Company that has not entered into an alternative arrangement with the Company six months of severance pay (based on base salary) in the event such executive officer’s employment is terminated by the Company (or its successor) within the first year following a “change of control” of the Company. In addition, upon the occurrence of such change of control, 50% of any unvested options or other unvested equity incentives then held by such executive officer shall vest and the remaining 50% shall continue to vest in accordance with the existing vesting schedule, unless such executive officer’s employment is terminated by the Company (or its successor) within the first year following a change of control of the Company, in which case all remaining unvested options or equity incentives shall vest upon such termination.

Option Grants in the Last Fiscal Year

The following table sets forth grants to the Named Executive Officers of stock options during the fiscal year ended September 30, 2006:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value At Assumed
	Number Of Securities Underlying Option/ SARs	Percent Of Total Options/ SARs Granted To Employees in	Exercise Or Base Price	Expiration	Annual Rates of Stock Price Appreciation For Option Term(2)
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)
Jerome Goldstein	—	—	—	—	—	—
Brian J.G. Pereira, MD(3)	250,000	38.8%	9.10	11/16/15	1,430,000	3,625,000
	100,000	15.5%	19.98	2/7/16	1,257,000	3,184,000
Michael N. Avallone(4).	5,000	*	9.11	11/15/15	28,650	71,700
	4,000	*	33.19	7/26/16	83,480	211,600
Joseph L. Farmer(5)	6,250	*	33.19	7/26/16	130,438	330,625

*                    Less than 1%

(1)          No stock appreciation rights, referred to in the above table as SARs, were granted in the fiscal year ended September 30, 2006. All options were granted under our Amended and Restated 2000 Stock Plan at an exercise price equal to the fair market value of our common stock on the date of grant and have a ten-year term from the date of grant.

(2)          Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of our common stock. The rates of appreciation assumed in this table are illustrative only and may not be achieved. The amounts reflected may not be received by the individuals.

(3)          Does not include a fully-vested option to purchase 8,000 shares of common stock granted to Dr. Pereira during fiscal 2006 in connection with his service as a non-employee member of the Board. Does not include 20,000 restricted stock units with a fair market value of $399,600 on the date of grant which were awarded to Dr. Pereira during fiscal 2006. Such restricted stock units vest in four equal annual installments on each of the first four anniversaries of the date of grant. Includes a grant of options to purchase 250,000 shares of common stock, 100,000 of which vested immediately upon grant, and the balance of which vest in four equal annual installments on each of the first four anniversaries of the date of grant, and a grant of options to purchase 100,000 shares of common stock which vest in four equal annual installments on each of the first four anniversaries of the date of Dr. Pereira’s commencement of employment with the Company. In the event the Company terminates Dr. Pereira’s employment “without cause” or he terminates his employment for “good reason” as defined in Dr. Pereira’s employment agreement, the options will automatically become exercisable in full. In addition, the options will also become immediately exercisable in full upon the consummation of a “change of control” as defined in Dr. Pereira’s option agreements.

(4)          All options granted to Mr. Avallone vest in four equal annual installments on each of the four anniversaries of the date of grant.

(5)          All options granted to Mr. Farmer vest in four equal annual installments on each of the four anniversaries of the date of grant. Does not include 6,000 restricted stock units with a fair market value of $150,000 on the date of grant which were awarded to Mr. Farmer during fiscal 2006. Such restricted stock units vest in four equal annual installments on each of the first four anniversaries of the date of grant.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase our common stock held by each Named Executive Officer, including (i) the number of shares of common stock purchased upon exercise of options in fiscal 2006, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 2006 and (iv) the value of such unexercised options at September 30, 2006:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
SEPTEMBER 30, 2006 OPTION/SAR VALUES

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at September 30, 2006 (#)		Value of Unexercised In-The-Money Options/SARs at September 30, 2006 ($)(2)
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jerome Goldstein	19,922	364,058	—	6,250	—	177,788
Brian J.G. Pereira, MD	—	—	185,000	256,000	4,449,210	5,285,900
Michael N. Avallone	5,000	77,850	2,000	16,000	38,800	258,090
Joseph L. Farmer.	—	—	12,000	6,250	316,440	5,688

(1)          Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company’s common stock at the time of such sale.

(2)          Value is based on the difference between the option exercise price and the fair market value at September 30, 2006 ($34.10 per share as quoted on the NASDAQ Global Market) multiplied by the number of shares underlying the option.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

What Is Our Executive Compensation Philosophy?

Historically, and as of the beginning of the fiscal year ended September 30, 2006, the independent members of our Board of Directors were responsible for establishing and administering the Company’s executive compensation programs. However, in January 2006, our Board established a Compensation Committee, which is currently composed of Messrs. Skaletsky (Chair), Narachi and Zwanziger. During the fiscal year ended September 30, 2006, the Compensation Committee was composed of Messrs. Skaletsky (Chair) and Bloch and Dr. Loberg. In January 2006 the Board also adopted a charter for the Compensation Committee. Our current Compensation Committee charter is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. The Board has determined that each of the members of the Compensation Committee is “independent” as such term is defined in the listing standards of the NASDAQ Global Market and SEC rules.

Among other duties, the Compensation Committee is charged with reviewing, refining and developing the Company’s overall compensation philosophy. The Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of the Company’s executive officers, including: the authority to review, negotiate, authorize and approve the recruitment, hiring and compensation for any executive officer of the Company and any other officer of the Company with a title of Senior Vice President or higher. For this purpose, the term “compensation” includes salary, bonus, incentive compensation, deferred compensation, perquisites, equity compensation, severance arrangements, change-in-control benefits and all other forms of compensation. The Compensation Committee also has the authority to review and recommend to the full Board for approval, but not approve, the compensation of our Executive Chairman and our Chief Executive Officer and President and any other officer position which was not provided for in a Board-approved budget, which must be approved by all independent members of the Board. The Compensation Committee is authorized to administer and make awards under the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans. The Compensation Committee also has the authority to review and make recommendations to the full Board with respect to incentive compensation plans and director compensation plans. The Compensation Committee is empowered to engage independent advisors as it deems necessary or appropriate to carry out its responsibilities.

The Company’s executive compensation policies have historically relied on regular cash salaries and long-term equity incentives in the form of stock options.

Salaries of the highest paid executive officers who served the Company during the fiscal year ended September 30, 2006 are listed on the Summary Compensation Table found on page 16. In the past, the Board of Directors has reviewed the salaries of the Company’s executive officers on an annual basis and has used its discretion to increase their salaries. The Board has historically adjusted the base cash compensation of each of the executive officers by the same percentage amount annually as a cost-of living adjustment. The amount of the annual increases has reflected the Board’s subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location, and the Board’s subjective judgment as to Company performance. In fiscal year 2006, the Board and the Compensation Committee determined the Company’s performance primarily by reference to the relative progress being made toward completion of the Phase III development program for ferumoxuyol as an intravenous iron therapy replacement therapeutic, the successful completion of a significant third party financing, a substantial increase in the Company’s stock price throughout the course of the fiscal year, and the recruitment of certain key personnel. In the case of Dr. Pereira, the Board and the Compensation Committee evaluated his performance based on specific performance goals established between him and our former Chief Executive Officer pursuant to the terms of his employment agreement with the Company. Based on the foregoing, the Board and the Compensation Committee determined to grant the Named Executive Officers the compensation disclosed in the Summary Compensation Table found on page 16.

In addition, for the first time in the Company’s history, the Compensation Committee recommended, and our Board approved, the payment of cash performance bonuses to all employees, including executive officers, for the fiscal year ended September 30, 2006. Although neither the Board nor the Compensation Committee had established a structured short-term incentive compensation program prior to or during the fiscal year, following the conclusion of the fiscal year, the Board and the Compensation Committee concluded that a bonus payment to all employees, including executive officers, was justified given the Company’s exceptional performance in achieving its corporate goals for fiscal 2006, as described above.

In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company has historically awarded stock options and, beginning in fiscal 2006, restricted stock units, to its employees. Executives, other than the Chief Executive Officer, have historically been considered once or twice a year for equity grants, and it was the Company’s policy to weight total compensation toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period. The actual number of stock options granted to executives is not determined pursuant to a formula, but rather has been determined subjectively by the Board in its discretion. The Board and the Compensation Committee, determined to grant the Named Executive Officers the number of options and restricted stock units disclosed in the Option/SAR Grants in Last Fiscal Year table found on page 18.

Determinations of compensation of our executive officers for the fiscal year ending September 30, 2007, including base salary and target bonus awards, were made at the beginning of fiscal 2007 by the Compensation Committee and, in the case of our Executive Chairman and our Chief Executive Officer and President, the independent members of the Board of Directors based on the recommendations of the Compensation Committee. The Compensation Committee will review the compensation of the Company’s executive officers on an ongoing basis throughout the course of each fiscal year. The Compensation Committee will endeavor to set defined Company and individual performance goals for the executive officers against which to evaluate individual performance, which evaluation will serve as the basis for any salary adjustments, bonus payments and equity awards. The Compensation Committee will work with management to develop a structured performance-based incentive compensation program that seeks to reward exceptional performance in the form of cash bonuses and equity awards. In addition, the Compensation Committee will review the base salary levels of the executive officers annually and make adjustments as appropriate to ensure the Company remains competitive in the marketplace for senior executives. As necessary, the Compensation Committee retains any compensation consultants and commissions compensation surveys or studies as it requires or deems necessary to assist in the evaluation of executive officer compensation. Neither Mr. Goldstein nor Dr. Pereira will be present during deliberations about, nor determinations of, their respective compensation.

Section 162(m) of the Code prohibits the Company from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While the Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting the Board’s or the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Board and the Compensation Committee has from time to time approved, and the Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of stock options, that may not be fully deductible for federal corporate income tax purposes.

How Was the Company’s Chief Executive Officer Compensated in Fiscal 2006?

In recent years, including fiscal 2006, the compensation of the Chief Executive Officer has been comprised entirely of cash compensation in the form of a base salary. The Chief Executive Officer has not been eligible for any short-term incentive compensation in the form of a bonus or any long-term equity incentives in the form of stock options. The compensation of the Chief Executive Officer has typically been adjusted annually by the independent members of the Board in their discretion by a percentage within the range of percentage increases for all of the Company’s employees. In exercising its discretion, the Board has taken into consideration, among other things, the Company’s progress in achieving the Company’s goals and the compensation packages of executive officers of comparable companies of similar size and geographic location in the biopharmaceutical industry. For the first time in the Company’s history, the Compensation Committee recommended, and our Board approved, the payment of a cash bonus to our Chief Executive Officer for the fiscal year ended September 30, 2006. Although neither the Board nor the Compensation Committee had established a structured short-term incentive compensation program for the Chief Executive Officer prior to or during the fiscal year, following the conclusion of the fiscal year, the Board and the Compensation Committee concluded that a bonus payment to the Chief Executive Officer was justified given the Company’s exceptional performance in achieving its corporate goals for fiscal 2006, especially in light of the fact that the Chief Executive Officer had not been awarded any long-term equity incentives since fiscal 2003. These goals included: significant progress being made toward completion of the Phase III development program for ferumoxuyol as an intravenous iron therapy replacement therapeutic, the successful completion of a significant third party financing, a substantial increase in the Company’s stock price throughout the course of the fiscal year, and the recruitment of certain key personnel.

As a result of the Company’s performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Summary Compensation Table on page 16 in fiscal 2006. On November 7, 2006, Mr. Goldstein retired as Chief Executive Officer and assumed the role of Executive Chairman.

Respectfully Submitted by the Compensation Committee of the Board of Directors of Advanced Magnetics, Inc.

Mark Skaletsky, Chair
Michael Narachi*
Ron Zwanziger*

*                    Neither Mr. Narachi nor Mr. Zwanziger were members of the Compensation Committee during the fiscal year ended September 30, 2006. Both Mr. Narachi and Mr. Zwanziger were first elected to the Board of Directors on November 7, 2006 and to the Compensation Committee on December 1, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We formed a Compensation Committee of the Board on January 13, 2006. The Compensation Committee is currently composed of Mark Skaletsky (Chair), Michael Narachi and Ron Zwanziger. During the fiscal year ended September 30, 2006, the Compensation Committee was composed of Mark Skaletsky (Chair), Sheldon L. Bloch and Michael D. Loberg. Prior to the formation of the Compensation Committee, the independent members of our Board were responsible for determining compensation of our executive officers. During the fiscal year ended September 30, 2006, Jerome Goldstein, our Executive Chairman and Treasurer, and Brian J.G. Pereira, our President and Chief Executive Officer, both participated in the establishment and administration of our executive compensation programs in consultation with the Compensation Committee and the Board. No other officer or employee participated in our Board’s deliberations regarding executive officer compensation. Neither Mr. Goldstein nor Dr. Pereira was present during discussions and both abstained from voting with respect to his own compensation and the compensation of other executive officers of the Company. As discussed above, determinations of compensation of our executive officers for the fiscal year ending September 30, 2007 will be made by the Compensation Committee and, in the case of our Executive Chairman and our Chief Executive Officer and President, the independent members of the Board based on the recommendations of the Compensation Committee. Neither Mr. Goldstein nor Dr. Pereira, nor any of the other executive officers, will be present during deliberations about, nor determinations of, their respective compensation. Mr. Goldstein’s daughter was employed by the Company as Vice President of Business Development and Strategy and Director of Investor Relations through the fiscal year ended September 20, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of Davey S. Scoon (Chair), Michael D. Loberg and Mark Skaletsky. During the fiscal year ended September 30, 2006, the Audit Committee was composed of Sheldon L. Bloch (Chair), Michael D. Loberg and Edward B. Roberts. No member of the Audit Committee is an officer or employee of the Company, and aside from being a director and stockholder of the Company, each is otherwise “independent” of the Company as such term is defined in the listing standards of the NASDAQ Global Market and the rules of the SEC. In addition, each member of the Audit Committee is an “audit committee financial expert” as defined by SEC regulations, and at least one member has accounting or financial employment experience or other comparable experience or background, which results in financial sophistication, as required by the rules of the NASDAQ Global Market. The Audit Committee operates under a written charter adopted by the Board and it is available on our website at www.advancedmagnetics.com, under the heading “Investors”; however, information found on our website is not incorporated by reference into this proxy statement. A copy of the Audit Committee charter is also attached to this Proxy Statement as Appendix A.

The Audit Committee has reviewed the Company’s audited financial statements for each of the three fiscal years ended September 30, 2006, 2005 and 2004, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to matters related to the conduct of the audit of the Company’s financial statements and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as currently in effect. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee has received the written disclosures and the letter from the PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence from management and the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining the firm’s independence and found the provision of such services to be compatible with the firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee, which was then composed of Mr. Bloch (Chair) and Drs. Loberg and Roberts, concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC.

Respectfully Submitted by the Audit Committee of the Board of Directors of Advanced Magnetics, Inc.

Davey S. Scoon, Chair*
Michael D. Loberg
Mark Skaletsky*

*                    Neither Mr. Scoon nor Mr. Skaletsky were members of the Audit Committee during the fiscal year ended September 30, 2006. Both Mr. Scoon and Mr. Skaletsky were first elected to the Audit Committee on December 1, 2006.

Equity Compensation Plan Information

We currently maintain three equity compensation plans, all of which were approved by our stockholders, under which our equity securities are authorized for issuance to our employees and/or directors: the 2003 Employee Stock Purchase Plan, the Amended and Restated 2000 Stock Plan, and the 1993 Stock Plan, as amended. The following table presents information about these plans as of September 30, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights	Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,071,725	$15.61	680,900	(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,071,725	$15.61	680,900

(1)          Excludes 30,000 shares of common stock issuable in connection with restricted stock units granted to employees, for which there is no exercise price.

(2)          Available for grant under the Amended and Restated 2000 Stock Plan and our 2003 Employee Stock Purchase Plan.

(3)          Excluding number of securities listed in the first column to be issued upon exercise of outstanding options and rights.

No further grants may be made under the 1993 Stock Plan. In addition, the last payment period during which shares of common stock may be purchased under the 2003 Employee Stock Purchase Plan ends on May 31, 2007, at which time the plan will expire.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock during the five fiscal years ended September 30, 2006 with the cumulative total return on the American Stock Exchange Market Value Index and our Peer Groups based on SIC Code 2834 (pharmaceutical preparations) and SIC Code 2835 (in vitro and in vivo diagnostic substances). The comparisons assume $100 was invested on September 28, 2001 in our common stock, in the American Stock Exchange Market Value Index and with our Peer Groups, and assumes reinvestment of dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	9/28/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/29/2006
Advanced Magnetics	100.00	169.44	303.99	463.79	322.59	1,132.89
Pharmaceutical Preparations	100.00	73.52	84.20	88.90	95.88	109.89
Diagnostic Substances	100.00	86.95	118.95	124.18	130.60	152.37
AMEX Market Index	100.00	108.63	134.25	154.97	187.60	195.30

The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Hemscott, Inc., a source we believe is reliable. However, we are not responsible for any errors or omissions in such information.

The information contained in the Audit Committee Report, the Report on Executive Compensation of the Compensation Committee and the Stock Performance Graph above shall not be deemed to be “soliciting material” or “filed” with the SEC, or deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or any filing under the Exchange Act except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate this information by reference into any such filing, and will not otherwise be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate it by reference.

PROPOSAL II:  APPROVAL OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN

On November 7, 2006, our Board of Directors approved the adoption, subject to the approval of our stockholders at the Annual Meeting, of our 2006 Employee Stock Purchase Plan. The complete text of the proposed plan is attached hereto as Appendix B. The Company’s existing employee stock purchase plan, the 2003 Employee Stock Purchase Plan, will terminate on May 31, 2007 at the conclusion of the current payment period.

The proposed plan is intended to provide an incentive to, and to encourage stock ownership by, all employees of the Company, so that they may share in the growth of the Company and align their interests with those of other shareholders by acquiring or increasing their proprietary interest in the Company. The plan is designed to encourage employees to remain in the employ of the Company. Under the plan, payroll deductions are used to purchase our common stock for participating employees through the exercise of stock options.

The proposed plan would authorize the issuance of up to 100,000 shares of our common stock, subject to adjustment for capitalization changes, pursuant to the exercise of nontransferable options granted to participating employees. The common stock subject to the options under the proposed plan includes shares of our authorized but unissued common stock and shares of common stock reacquired by the Company, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

While our Board of Directors is aware of and has considered the potential dilutive effect of purchases under the plan, it also recognizes the performance and motivational benefits of providing employees the opportunity to acquire an equity interest in the Company and believes that the proposed plan is consistent with the practices of other biopharmaceutical companies. Furthermore, since participants must remain with the Company through the end of each payment period under the plan to reap the potential benefits of their purchase opportunity, the plan is designed to promote employee retention at this critical time in the Company’s history.

The proposed 2006 Employee Stock Purchase Plan is also being submitted for your approval at the Annual Meeting as required by the listing rules of the NASDAQ Global Market.

New Plan Benefits

All employees of the Company will be eligible to participate in the 2006 Employee Stock Purchase Plan, including all executive officers of the Company. As of November 15, 2006, the Company had 44 employees, 4 of whom were considered executive officers. Directors of the Company will not be eligible to participate in the proposed plan.

We cannot determine at this time the participants who will be granted options to purchase shares under the 2006 Employee Stock Purchase Plan, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the plan will be determined by the individual employees in their sole discretion and the option price has not yet been determined, however, all participants are subject to the purchase limitations set forth in the plan. Under the terms of the proposed plan, the number of shares of our common stock which a participant could purchase during any payment period is limited to 1,500. In addition, the fair market value of shares purchased by an individual participant in the plan may not exceed $25,000 in any calendar year. We also cannot determine who the participants would have been or the value of the benefits such participants would have received had the proposed plan been in place during the fiscal year ended September 30, 2006. However, in fiscal 2006 none of the Company’s executive officers elected to participate in the 2003 Employee Stock Purchase Plan, which will expire on May 31, 2007.

The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposed 2006 Employee Stock Purchase Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the key provisions of the 2006 Employee Stock Purchase Plan as approved by our Board of Directors. The following summary is qualified in its entirety by reference to the full text of the proposed 2006 Employee Stock Purchase Plan as set forth in Appendix B to this proxy statement.

SUMMARY OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN

The 2006 Employee Stock Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all employees of the Company so that they may share in our growth by acquiring or increasing their proprietary interest in the Company. The plan is also designed to encourage eligible employees to remain in our employ. Under the plan, payroll deductions are used to purchase our common stock for participating employees through the exercise of stock options.

It is intended that the plan will qualify as an “employee stock purchase plan” as defined in Section 423 of the Code.

The plan would be administered by our Board of Directors, who may delegate this authority to any committee or administrator. The Board (or any other person or committee to whom it delegates such authority), subject to the provisions of the plan, would have the power to administer, interpret and apply all provisions of the plan as it deems necessary unless otherwise determined by the Board, and to adopt and amend such rules and regulations for administration of the plan as it deems appropriate, provided such rules and regulations are applied uniformly to all employees. The Board of Directors may adopt amendments to the plan provided that, without the approval of our shareholders, no amendment may increase the number of shares that may be issued under the plan or change the class of the employees eligible to receive options under the plan or cause Rule 16b-3 under the Exchange Act to be inapplicable to the plan.

The plan may be terminated at any time by the Board but such termination will not affect options then outstanding under the plan. If at any time shares of common stock reserved for the purposes of the plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the plan will terminate. Upon termination of the plan, all payroll deductions not used to purchase common stock will be refunded to plan participants without interest.

The plan authorizes the issuance of up to 100,000 shares of our common stock (subject to adjustment for capitalization changes) pursuant to the exercise of nontransferable options granted to participating employees. The common stock subject to the options under the plan includes shares of authorized but unissued common stock and shares of common stock reacquired by the Company, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

An employee electing to participate in the plan must authorize an amount (a whole percentage not less than 1% or more than 10% of the employee’s cash compensation) to be deducted by the Company from the employee’s pay and applied toward the purchase of common stock under the plan. Deductions under the plan may be increased or decreased during the each of the six-month periods commencing on June 1 and December 1 and ending on November 30 and May 31, respectively, in each year. Each such six-month period is referred to as a “payment period” under the plan. Notwithstanding the foregoing, the administrator of the plan has the authority to establish different payment periods and exercise dates, to modify the amount of time between a payment period and an exercise date, to increase or decrease the number of payment periods during a year, and to limit the number of shares that may be available in a payment period.

On the first business day of each payment period, each plan participant will be granted an option to purchase shares of common stock. On the last day of each payment period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee’s accumulated payroll deductions, up to a maximum of 1,500 shares per payment period, on the condition that the employee remains eligible to participate in the plan throughout the payment period. In the event that an employee’s accumulated payroll deductions on the last day of any payment period would enable the employee to purchase more than 1,500 shares except for the 1,500-share limitation, the excess of the amount of accumulated payroll deductions over the aggregate purchase price of the 1,500 shares will be promptly refunded to the employee, without interest. In addition, in no event may an employee be granted an option which permits the employee’s right to purchase shares of common stock under the plan and all other Section 423 plans of the Company and any subsidiary companies, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding. If an employee’s accumulated payroll deductions on the last day of a payment period would exceed this limitation, the excess of the amount of accumulated payroll deductions over the aggregate purchase price of the shares actually purchased will be promptly refunded to the employee without interest.

Under the terms of the plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of our common stock on the first business day of the payment period, and (ii) 85% of the fair market value of our common stock at the time such option is exercised pursuant to the plan. We will accumulate and hold for each participating employee’s account the amounts deducted from his or her pay. No interest will be paid on these amounts. Notwithstanding the foregoing, the administrator has the authority, only with respect to a payment period that has not yet begun, to reduce or eliminate the 15% discount described above.

For purposes of the plan, the term “fair market value” on any date means (i) the last reported sales price (on that date) of our common stock on the principal national securities exchange on which our common stock is traded, if our common stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of our common stock on the NASDAQ Global Market, if our common stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if our common stock is not reported on the NASDAQ Global Market; or (iv) if our common stock is not publicly traded, the fair market value of our common stock as determined by the administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of our common stock in private transactions negotiated at arm’s length.

An employee may enter the plan by delivering to us, at least 10 days before the beginning date of the next succeeding payment period, an authorization stating the initial percentage to be deducted from the employee’s pay and authorizing the purchase of shares of common stock for the employee in each payment period in accordance with the terms of the plan.

All employees of the Company on the first day of any payment period are eligible to participate in the plan. An employee may not be granted an option under the plan, if after the granting of the option such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Company or our subsidiaries.

An employee may withdraw from the plan at any time prior to the last business day of each payment period by delivering a withdrawal notice to us, in which event we will refund the entire balance of the employee’s deductions not previously used to purchase stock under the plan without interest.

If an employee is not a participant in the plan on the last day of the payment period, the employee generally is not entitled to exercise his or her option. An employee’s rights under the plan generally terminate upon his or her voluntary withdrawal from the plan at any time, or when he ceases employment because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, except that employment shall be treated as continuing intact while an employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee’s right to reemployment is guaranteed either by statute or by contract, if longer.

An employee’s rights under the plan are the employee’s alone and may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution. Any option granted to an employee may be exercised, during the employee’s lifetime, only by the employee.

The proceeds received by the Company from the sale of common stock pursuant to the plan will be used for general corporate purposes. Our obligation to deliver shares of common stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The date of commencement of the first payment period will be June 1, 2007.

FEDERAL INCOME TAX CONSEQUENCES

The following general rules are currently applicable under United States federal income tax law to options under the plan:

The amounts deducted from an employee’s pay under the plan will be included in the employee’s compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the plan or at the time the employee purchases shares pursuant to the plan.

If the employee disposes of shares purchased pursuant to the plan more than two years after the first business day of the payment period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

(a)  the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

(b) 15% of the fair market value of the shares on the first business day of the payment period.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year.

If the employee disposes of shares purchased pursuant to the plan within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the Payment Period over the amount the employee paid for the shares.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares purchased pursuant to the plan more than two years after the first business day of the payment period in which the employee acquired the shares, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our Board has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2007 fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception in November 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The fees billed for the 2006 and 2005 fiscal years by PricewaterhouseCoopers LLP for services provided to us were as follows:

	2006	2005
Audit Fees(1):	$419,362	$201,845
Audit-Related Fees(1):	6,700	14,763
Tax Fees(2):	17,440	20,775
All Other Fees:	—	—
Total	$443,502	$237,383

(1)          Audit and audit-related fees consisted of audit work performed in the preparation of financial statements for the fiscal years ended September 30, 2006 and 2005, respectively, as well as work generally only our independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, assistance with and review of documents filed with the SEC, and work associated with corporate governance (Sarbanes-Oxley) related requirements.

(2)          Tax fees consisted of fees related to federal and state income tax compliance and advice. This includes preparation of federal and state income tax returns for the Company in 2006 and 2005 for the prior fiscal years ended September 30, 2005 and 2004, respectively.

All services expected to be rendered by PricewaterhouseCoopers LLP in fiscal 2007 are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee has also approved certain non-audit services expected to be performed by PricewaterhouseCoopers LLP in fiscal 2007. In addition, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member informs the Audit Committee of such approval at its next regularly scheduled meeting. Pursuant to the rules of the SEC, the fees billed by PricewaterhouseCoopers LLP for services during fiscal years 2006 and 2005 are disclosed in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP and has approved the provision of certain other specific services, but has not implemented a pre-approval policy. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original approval. In those instances, the Audit Committee requires specific pre-approval by one or more of its members before engaging the independent registered public accounting firm.

*   *   *   *   *   *   *   *   *

By Order of the Board of Directors

MARLENE KAPLAN GOLDSTEIN,
Secretary

THE BOARD WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

ADVANCED MAGNETICS, INC.

Amended and Restated
Audit Committee Charter
Adopted by the Board of Directors on May 2, 2000
Amended and Restated August 12, 2003
Amended and Restated November 7, 2006

A.                PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Advanced Magnetics, Inc. is to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent accounting firm, (b) overseeing the work performed by any independent accounting firm, (c) assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, and (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations.

B.               COMPOSITION

The Committee shall be comprised of at least three directors as appointed by the Board, each of whom satisfies the independence standards and audit committee composition requirements promulgated by the SEC, the NASDAQ Global Market or any other exchange or national quotation system upon which securities of the Corporation may in the future be listed (the “Exchange”), as in effect from time to time, and each shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as a member of the Committee.

If a member of the Committee ceases to meet the independence requirements as mandated by the SEC (and the corresponding provisions of the Exchange) for reasons outside the member’s reasonable control, that person may, with notice to the Exchange, remain a Committee member until the earlier of the next annual stockholder meeting or one year from the occurrence of the event that caused the member to be no longer independent. The Corporation shall disclose its reliance on this exemption and its assessment of whether, and if so, how, such reliance would materially adversely affect the ability of the Committee to act independently in its next annual meeting proxy statement, and either disclose such information in its next Annual Report on Form 10-K or incorporate such information by reference to such proxy statement.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities, or an active participant on one or more public company audit committees.

To the extent permitted by the SEC and the Exchange, the Board may appoint one member to the Committee who does not meet the independence requirements of the Exchange, but who satisfies the requirements of the SEC, and who is not a current officer or employee of the Corporation or an immediate family member of such person, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Corporation and its stockholders. The Board shall disclose in the next annual meeting proxy statement, or in its next Annual

Report on Form 10-K or equivalent if the Corporation does not file an annual proxy statement, subsequent to such determination, the nature of the relationship and the reasons for the determination. A director appointed to the Committee pursuant to this exception may not serve on the Committee in excess of two consecutive years and may not chair the Committee.

The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.               RESPONSIBILITIES AND DUTIES

The Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934 and the other duties and responsibilities enumerated herein. To fulfill its responsibilities and duties, the Committee shall:

Document Review

1.                 Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.                 Review with representatives of management and representatives of the Corporation’s independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board whether such audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

3.                 Review with financial management and representatives of the Corporation’s independent accounting firm the Corporation’s quarterly financial statements and the Corporation’s Quarterly Reports on Form 10-Q prior to filing.

4.                 Take steps designed to insure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s Quarterly Reports on Form 10-Q.

5.                 Review and discuss with management (i) all evaluations or reports, if any, regarding internal control over financial reporting (or summaries thereof); and (ii) other material reports on financial information (excluding tax returns and reports) submitted by the Corporation to any government body, or the public, including management certifications as required by SEC rule or statute, press releases regarding financial information and relevant reports rendered by the independent accounting firm (or summaries thereof).

Independent Accounting Firm

6.                 Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged (including resolution of disagreements between management and the independent accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such independent accounting firm must report directly to the Committee. The authority of the Committee shall include ultimate authority to hire and terminate the independent accounting firm and to set and pay all audit engagement fees and terms.

7.                 Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm or approve such services pursuant to detailed pre-approval policies and procedures established by the Committee (provided the Committee is informed on a timely basis of each service so approved). The Committee may delegate its pre-approval authority to one or more independent Committee members. However, decisions by such member(s) must be presented to the full Committee.

8.                 Determine funding appropriate for compensation of any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation and notify the Corporation of anticipated funding needs of the Committee. The Corporation shall provide such appropriate funding, as determined by the Committee.

9.                 On an annual basis, receive from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the objectivity and independence of the independent accounting firm. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

10.          On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

11.          Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

12.          Review and discuss with the independent accounting firm (outside of the presence of management) any problems or difficulties that the independent accounting firm may have encountered with management or others.

13.          Evaluate the performance of the independent accounting firm and consider the discharge or determination not to retain the independent accounting firm when circumstances warrant.

Financial Reporting Processes

14.          In consultation with the independent accounting firm and management, review annually the adequacy and integrity of the Corporation’s internal financial and accounting processes and internal control over financial reporting. In addition, in consultation with the independent accounting firm and management, the Committee shall monitor the review and evaluation by management of the Corporation’s disclosure controls and procedures.

15.          Review disclosures made to the Committee by the Corporation’s principal executive officer and principal financial officer in connection with their certifications of the Corporation’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, prior to the filing thereof, such disclosures to include, based on each such officer’s evaluation of the Corporation’s internal control over financial reporting, (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. The Committee shall direct the actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

16.          Review and discuss with management, including the Corporation’s internal auditors, and the independent accounting firm, and approve, if appropriate, major changes in and other questions regarding the Corporation’s accounting and auditing principles and procedures.

17.          Review and discuss with the independent accounting firm (in connection with the audit and prior to the filing of the audit report) such firm’s report covering (i) the Corporation’s critical accounting policies and practices to be used; (ii) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternatives, and the treatment preferred by the independent accounting firm; and (iii) material written communications between the independent accounting firm and management. In addition, the Committee shall review and discuss with management the development, selection and disclosure of critical accounting policies and accounting estimates resulting from the application of these policies.

18.          Inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or appropriateness of management’s accounting policies as applied in its financial reporting.

Compliance

19.          Meet at least once in each fiscal quarter, or more frequently as circumstances dictate.

20.          To the extent deemed necessary by the Committee to carry out its duties, it shall have the authority to engage and compensate independent counsel and other advisers to review any matter under its responsibility.

21.          Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

22.          Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action, directly or indirectly, to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation and, if such allegations prove to be correct, take or recommend to the Board appropriate disciplinary action.

23.          Review, oversee and approve all related party or related person transactions (as defined by Exchange or SEC regulations).

24.          Determine funding appropriate for compensation of any advisers employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, and notify the Corporation of anticipated funding needs of the Committee. The Corporation shall provide such appropriate funding, as determined by the Committee.

Reporting

25.          Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual meeting proxy statement for each annual meeting of stockholders.

26.          To the extent required by the SEC or the Exchange, instruct the Corporation’s management to disclose in its annual meeting proxy statement and Annual Report on Form 10-K (for which incorporation to such proxy statement is permitted) the nature of all non-audit services provided by the independent accounting firm, any pre-approval policies and procedures developed by the Committee and the percentage of fees pre-approved pursuant to such policies and procedures, and review the substance of any such disclosure.

27.          Instruct the Corporation’s management to disclose in its Annual Report on Form 10-K, or to incorporate by reference to the Corporation’s annual meeting proxy statement, (i) whether the Corporation has at least one “audit committee financial expert” (as defined by SEC regulations) serving on the Committee; (ii) if so, the name of such person and whether such person is “independent” (according to SEC requirements), and if such person is not independent, an explanation as to why not; and (iii) if the Corporation does not have an audit committee financial expert serving on its Committee, to disclose such fact and explain why not.

28.          Instruct the Corporation’s management to disclose in its Annual Report on Form 10-K or the Corporation’s annual meeting proxy statement the members of the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

APPENDIX B

ADVANCED MAGNETICS, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

Article 1—Purpose.

This 2006 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of Advanced Magnetics, Inc. (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

Article 2—Administration of the Plan.

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. The Administrator may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Administrator shall be final, unless otherwise determined by the Board of Directors. No Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code, and the regulations promulgated thereunder.

In the event the Board of Directors fails to appoint or refrains from appointing an Administrator, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Administrator” wherever used herein shall be deemed to mean the Board of Directors.

Article 3—Eligible Employees.

All employees of the Company and each of its subsidiaries (as defined below) that is designated by the Board of Directors of the Company as a participant in the Plan (such participating subsidiary being hereinafter called a “participating subsidiary”) shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the attribution rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4—Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $0.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 100,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5—Payment Period and Stock Options.

The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on June 1, 2007 (the “Effective Date”) and shall end on November 30, 2007. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on June 1 and ending on the following November 30 and commencing on December 1 and ending on the following May 31. Notwithstanding the foregoing, the Administrator shall have the authority to establish different Payment Periods and exercise dates, to modify the amount of time between a Payment Period and an exercise date, to increase or decrease the number of Payment Periods in a year and to limit the number of shares that may be available in a Payment Period.

On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase shares of Common Stock on the last day of such Payment Period, at the Option Price hereinafter provided, a maximum of 1,500 shares of Common Stock, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,500 shares except for the 1,500-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,500 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period and (ii) 85% of the fair market value of the Common Stock at the time such Option is exercised pursuant to Article 6, in either event rounded to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12. The Administrator shall have the authority, solely with respect to a Payment Period that has not commenced, to reduce or eliminate the 15 percent discount provided in either clause (i) or (ii) of the preceding sentence. The percentages selected for such clauses (i) and (ii) do not need to be identical (but shall in all cases be equal or higher to 85%).

For purposes of the Plan, the term “fair market value” on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ Global Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Global Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the NASDAQ Global Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Massachusetts.

No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with, and the accrual of rights to purchase Common Stock shall be determined in accordance with, Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6—Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7—Authorization for Entering the Plan.

An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

A.    Stating the percentage to be deducted regularly from the employee’s pay;

B.     Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C.     Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8—Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) or more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9—Change in Payroll Deductions.

Deductions may be increased or decreased during a Payment Period. However, a change in payroll deductions shall be effective for any paycheck only if written notice is received by the Company at least ten business days prior to the payday for that paycheck.

Article 10—Withdrawal from the Plan.

A participant may withdraw from the Plan at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company. Upon withdrawal by a participant, all amounts of the participant’s accumulated payroll deductions not previously used to purchase shares under the Plan shall be promptly refunded to the participant by the Company, without interest.

To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11—Issuance of Stock.

Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12—Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A.    In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B.     In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Administrator, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424(h)(3) of the Code). If the Administrator determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

The Administrator or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13—No Transfer or Assignment of Employee’s Rights.

An option granted under the Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, and may be exercised only by the participant during the lifetime of the participant.

Article 14—Termination of Employee’s Rights.

Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Article 15—Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan shall terminate on May 31, 2012. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Administrator or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16—Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws, subject to the Company’s Insider Trading and Blackout Policies, and subject to the notice requirement in Article 20 and any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17—Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18—Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19—Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20—Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” and have certain tax consequences to participants and to the Company and its participating subsidiaries under Section 421 of the Code.

Article 21—Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan, the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22—Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23—Governing Law.

The validity and construction of the Plan shall be governed by the laws of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Article 24—Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on November 7, 2006 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders. In the event the shareholders of the Company fail to approve the Plan within twelve months of the date the plan was adopted by the Board of Directors, the Plan shall terminate in accordance with Article 15 hereof.

ANNUAL MEETING OF STOCKHOLDERS OF

ADVANCED MAGNETICS, INC.

February 6, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

$ Please detach along perforated line and mail in the envelope provided. $

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors—To elect seven members to the			2.	Proposal to approve the	FOR	AGAINST	ABSTAIN
	Board of Directors to serve until the next Annual Meeting				2006 Employee Stock	☐	☐	☐
	of Stockholders and until their successors have been				Purchase Plan.
elected and qualified.
NOMINEES:
☐	FOR ALL NOMINEES
		O	JEROME GOLDSTEIN	3.	To transact such other business as may properly come before
☐	WITHHOLD AUTHORITY	O	MICHAEL D. LOBERG	the Annual Meeting.
	FOR ALL NOMINEES	O	MICHAEL NARACHI
		O	BRIAN J.G. PEREIRA
		O	DAVEY S. SCOON
		O	MARK SKALETSKY
☐	FOR ALL EXCEPT	O	RON ZWANZIGER
(See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual
nominee(s), mark “FOR ALL EXCEPT” and fill in the
circle next to each nominee you wish to withhold, as
	shown here: •						☐
Mark box at right if you plan to attend the Annual Meeting.
To change the address on your account, please check the box at			☐
right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.

Signature of Stockholder			Date:		Signature of Stockholder			Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, if the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADVANCED MAGNETICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 6, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Jerome Goldstein and Brian J.G. Pereira, M.D., and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company, 125 CambridgePark Drive, 6th Floor, Cambridge, Massachusetts 02140, on Tuesday, February 6, 2007 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

(Continued and to be signed on the reverse side)